                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MIDWEST BANC HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                          MIDWEST BANC HOLDINGS, INC.
                             501 WEST NORTH AVENUE
                          MELROSE PARK, ILLINOIS 60160

FELLOW STOCKHOLDERS:

     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Midwest Banc Holdings, Inc. (the "Company"), Melrose Park, Illinois, which will be held on May 3, 2000, at 2:00 p.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MATTERS TO BE CONSIDERED.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

                                        Sincerely yours,

                                        ROBERT L. WOODS
                                        President and Chief Executive Officer

March 29, 2000

                          MIDWEST BANC HOLDINGS, INC.
                             501 WEST NORTH AVENUE
                          MELROSE PARK, ILLINOIS 60160

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2000

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Midwest Banc Holdings, Inc. (the "Company") will be held on May 3, 2000, at 2:00 p.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of three (3) members of the Company's Board of Directors to three-year terms of office;

     2. The amendment of the Company's 1996 Stock Option Plan (the "Plan") to increase the number of shares of the Company's common stock available for awards under the Plan from 500,000 to 750,000;

     3. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

     4. Such other matters as may properly come before the Annual meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 17, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                                          By Order of the Board of Directors

                                          DANIEL NAGLE
                                          Secretary

Melrose Park, Illinois
March 29, 2000

                          MIDWEST BANC HOLDINGS, INC.

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 3, 2000

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to stockholders of Midwest Banc Holdings, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting (the "Annual Meeting") of stockholders to be held on May 3, 2000 at 2:00 p.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707, and at any adjournments thereof. The 1999 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 1999, and a proxy card, accompanies this Proxy Statement, which is first being mailed to record holders of common stock of the Company ("Common Stock") on or about March 29, 2000

     Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT, FOR THE AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN AND FOR THE RATIFICATION OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

     Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matter that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiaries, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

     The close of business on March 17, 2000, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 10,777,392 shares.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual

Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, such shares, or "non-votes," will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered as present and entitled to vote with respect to that matter. In the event that there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR ALL" to vote in favor of the nominees proposed by the Board of Directors, "WITHHELD FOR ALL" to vote against all of the nominees being proposed, or "FOR ALL EXCEPT" to withhold authority to vote for any individual nominee by writing the nominee's name in the space provided. Under Delaware law and the Company's By-laws, an affirmative vote of the holders of a plurality of shares, present at the Annual Meeting, represented in person or by proxy, and entitled to vote, is required for a nominee to be elected as a Director.

     As to the approval of the amendment of the Company's 1996 Stock Option Plan, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under Delaware law, an affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, represented in person or by proxy, and entitled to vote, is required to constitute stockholder approval of Proposal 2.

     As to the approval of Crowe, Chizek and Company LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under Delaware law, an affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, represented in person or by proxy, and entitled to vote, is required to constitute stockholder approval of Proposal 3.

     Proxies solicited hereby will be returned to the Company's transfer agent, Harris Trust and Savings Bank. The Board of Directors has also designated Harris Trust and Savings Bank to act as inspectors of election and to tabulate the votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     All persons standing for election as director were unanimously nominated by the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

INFORMATION WITH RESPECT TO BENEFICIAL OWNERS, NOMINEES FOR DIRECTOR AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth as of the Record Date information for: (i) those people believed by management to be the beneficial owners of more than 5.0% of the Company's Common Stock; (ii) the nominees and continuing directors of the Board of Directors of the Company; and (iii) certain executive officers of the Company. The table includes, with respect to directors, the year in which each became a director of the Company and the year in which their terms as director of the Company will expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each person and all directors and executive officers as a group as of the Record Date. Ownership information is based upon information furnished by the respective individuals.

                                                                                   SHARES OF
                                                                   EXPIRATION     COMMON STOCK
                                                   DIRECTOR OF       OF TERM      BENEFICIALLY         PERCENT
                NAME(1)                    AGE    COMPANY SINCE    AS DIRECTOR      OWNED(2)           OF CLASS
                -------                    ---    -------------    -----------    ------------         --------
NOMINEES
  Angelo DiPaolo.......................    61         1983            2000           500,532(3)           4.6%
  Joseph Rizza.........................    57         1997            2000           317,780(4)           2.9
  Leon Wolin...........................    73         1991            2000           327,302(5)           3.0

                                                                                   SHARES OF
                                                                   EXPIRATION     COMMON STOCK
                                                   DIRECTOR OF       OF TERM      BENEFICIALLY         PERCENT
                NAME(1)                    AGE    COMPANY SINCE    AS DIRECTOR      OWNED(2)           OF CLASS
                -------                    ---    -------------    -----------    ------------         --------
CONTINUING DIRECTORS
  Robert L. Woods......................    70         1983            2002           353,416(6)           3.3%
  Robert D. Small......................    69         1983            2002           158,544(7)           1.5
  E.V. Silveri.........................    69         1983            2001         1,545,206(8)          14.3
  Daniel Nagle.........................    66         1983            2001           304,500              2.8
  LeRoy Rosasco........................    67         1983            2001         1,002,450(9)           9.3
NON-DIRECTOR, EXECUTIVE OFFICERS
  Brad A. Luecke.......................    49           --              --           123,190(10)          1.1
  Edward H. Sibbald....................    51           --              --            34,479(11)            *
  Stephen M. Karaba....................    42           --              --            29,551(12)            *
  Christopher Gavin....................    38           --              --             4,075(13)            *
  Mary M. Henthorn.....................    42           --              --            16,081(14)            *
All directors and executive officers as
  a group (13 persons).................                                            4,815,488(15)         44.7%

-------------------------
  *  Less than one percent.

 (1) The address of each principal stockholder is 501 West North Avenue, Melrose Park, Illinois 60160.

 (2) Unless otherwise stated below, each person has sole voting and investment power with respect to all such shares.

 (3) Includes 700 shares held by Mr. DiPaolo's minor grandchild.

 (4) Includes 84,480 shares held by a trust for which Mr. Rizza acts as trustee.

 (5) Includes 308,082 shares held by a trust for which Mr. Wolin acts as trustee and 19,220 shares held in a IRA account by First Albany Corporation for the benefit of Mr. Wolin.

 (6) Represents shares held by trusts for which Mr. Woods or his spouse acts as trustee and 30,000 shares subject to currently exercisable options.

 (7) Includes the indirect ownership of 122,400 shares held in a retirement trust account for the benefit of Mr. Small.

 (8) Includes 5,656 shares held by trusts for which Mr. Silveri acts as trustee; 34,716 shares held directly by Mr. Silveri's spouse; 2,100 shares held by trusts for which Mr. Silveri's spouse acts as trustee; and 948,494 shares held by Go-Tane Service Stations, Inc., a company controlled by Mr. Silveri, and the Go-Tane Pension Plan.

 (9) Includes 220,880 shares held by trusts for which Mr. Rosasco acts as trustee and 168,000 shares held directly by Mr. Rosasco's spouse.

(10) Includes 24,723 shares subject to currently exercisable options.

(11) Includes 22,079 shares subject to currently exercisable options and the indirect ownership of 4,300 shares held in a retirement trust account for the benefit of Mr. Sibbald.

(12) Includes 21,511 shares subject to currently exercisable options and 2,000 shares held directly by Mr. Karaba's spouse.

(13) Includes 3,075 shares subject to currently exercisable options.

(14) Includes 12,881 shares subject to currently exercisable options.

(15) Includes an aggregate of 114,269 shares subject to currently exercisable options. Includes 98,382 shares held in the Company's 401(k) Plan, for which LaSalle Bank, acts as trustee. The trustee under the 401(k) Plan has sole voting and investment power with respect to such shares.

  Nominees

     Angelo DiPaolo has served as a Director of the Company since 1983. He has also served as a director of Midwest Bank and Trust Company since 1982. He has served as President of DiPaolo Company, a heavy construction company, and DiPaolo Center, a commercial complex in Glenview, Illinois, since 1963.

     Joseph Rizza has served as a Director of the Company since April 1997. He was elected a director of Midwest Bank in 1994. Mr. Rizza is the owner of Joe Rizza Enterprises which owns several automobile dealerships and financial service companies in the Chicago metropolitan area.

     Leon Wolin has served as a Director of the Company since 1991. He was elected a director of Midwest Bank and Trust Company in 1989. Mr. Wolin has served as a director of Midwest Bank since 1996. Mr. Wolin has been President of both Wolin-Levin, Inc., a real property management and consulting firm, and Price Associates, Inc., a real estate appraisal and consulting firm, since 1950.

  Continuing Directors

     Robert L. Woods has served as President and Chief Executive Officer and as a Director of the Company since 1983. Previously, he was the President of Midwest Bank and Trust Company from 1967 to 1991. Mr. Woods also serves as Chairman of the Board of Directors of Midwest Bank. In addition, he is a director of Midwest Bank and Trust Company and First Midwest Data Corp. Mr. Woods also served as a director of Midwest Trust Services, Inc. and Midwest One Mortgage Services, Inc. prior to their dissolution in 1999.

     Robert D. Small has served as a Director of the Company since 1983. He was originally elected to serve as a director of Midwest Bank and Trust Company in 1974. He has previously served as President and director of Midwest Bank of McHenry County from 1989 to 1993. Mr. Small has been President of Small's Furniture City since 1980.

     E.V. Silveri has served as Chairman of the Board of the Company since 1983. Mr. Silveri was elected a director of Midwest Bank and Trust Company in 1972 and has been Chairman of the Board of Midwest Bank and Trust Company since 1975. He is also a member of the board of directors of Midwest Bank, and served as Chairman of the Board of Directors of Midwest Trust Services, Inc. and Midwest One Mortgage Services, Inc. prior to their dissolution in 1999. He also serves as Chairman of First Midwest Data Corp. Since 1984, Mr. Silveri has been the President and also a director of Go-Tane Service Stations, Inc., a firm he co-founded in 1966.

     Daniel Nagle has served as Corporate Secretary and a Director of the Company and as a director of Midwest Bank and Trust Company since 1983 and 1975, respectively. Mr. Nagle is Chairman of the Audit Committee of the Company. He also has served as a director of Midwest Bank since 1991 and Midwest Trust Services, Inc. prior to its dissolution in 1999. Mr. Nagle is an attorney with the law firm of Nagle & Nagle.

     LeRoy Rosasco has served as a Director of the Company since 1983. He has also served as a director of Midwest Bank and Trust Company since 1969. Mr. Rosasco has been the owner and President of ProTacTic Golf, Inc. since 1996. Prior thereto, Mr. Rosasco was a private investor with LPR Enterprises, Inc., a real estate investment firm, for 10 years.

                      PROPOSAL 1. -- ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of eight (8) directors and is divided into three classes. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The nominees proposed for election at this Annual Meeting are Mr. Angelo DiPaolo, Mr. Joseph Rizza and Mr. Leon Wolin.

     In the event that Mr. DiPaolo, Mr. Rizza or Mr. Wolin is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe Mr. DiPaolo, Mr. Rizza or Mr. Wolin will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEES IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors meets regularly and may schedule special meetings as needed. During fiscal year 1999, the Board of Directors of the Company held eight meetings primarily related to general company matters. Each of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal year 1999.

     The Board of Directors of the Company maintains an Audit Committee. The Audit Committee recommends the annual appointment of the Company's auditors and reviews the scope and results of the audit and other services provided by the Company's independent auditors. The Audit Committee consists of Messrs. Nagle, Rosasco, Small, Wolin, DiPaolo and Rizza. The Audit Committee met three times in fiscal year 1999. The Board of Directors also functions as a Compensation Committee for the purpose of administering the Company's 1996 Stock Option Plan, and otherwise is responsible for determining the compensation of the Company's executive officers.

DIRECTORS' COMPENSATION

     All Directors of the Company receive a retainer of $12,000 per year for serving on the Board and receive $500 per Board meeting attended. Except for Joseph Rizza and Robert Small, all Directors of the Company are also members of the board of directors of Midwest Bank and Trust Company. Six Directors serve as members of the Audit Committee and receive annual fees of $3,000. Five Directors of the Company also serve on the board of directors of Midwest Bank. Each director of the Company's subsidiaries received between $3,200 and $8,400 per year in base directors' fees. Each subsidiary maintains its own fee structure for director compensation. Certain subsidiaries also provide fees for director participation in specific board of directors committees (such as loan committees, audit committees and executive committees) which range between $600 and $7,200 annually. One Director of the Company, Daniel Nagle, also serves as Secretary and received a fee of $17,150 for legal services rendered to the board of directors of Midwest Bank and Trust Company and Midwest Bank.

EXECUTIVE COMPENSATION

     The following table shows, for the years ended December 31, 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the President and Chief Executive Officer and other executive officers of the Company in fiscal years 1999, 1998 and 1997 ("Named Executive Officers"). No other executive officer of the Company earned and/or received salary and bonus in excess of $100,000 in fiscal year 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION
                               ------------------------------------------------    SECURITIES
NAME AND PRINCIPAL                                               OTHER ANNUAL      UNDERLYING       ALL OTHER
POSITION                       YEAR    SALARY($)    BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
------------------             ----    ---------    --------    ---------------    ----------    ---------------
Robert L. Woods............    1999      325,000          0        35,171(1)              0         12,557(2)
  President and Chief          1998      325,000     75,000        37,879(1)         60,000         12,200(2)
  Executive Officer            1997      325,000    150,000        39,550(1)              0         12,072(2)
Edward H. Sibbald..........    1999      168,500     36,477        12,577(3)          9,250          7,453(4)
  Senior Vice President        1998      158,500     25,500        14,200(3)         15,000          7,163(4)
  and Chief Financial
     Officer                   1997      133,500     29,931        13,650(3)          7,000          6,160(4)
Brad A. Luecke.............    1999      185,000     43,106        18,175(5)          9,038          6,404(4)
  President, Midwest Bank      1998      175,000     24,225        18,355(5)         10,000          6,394(4)
  and Trust Company            1997      165,000     23,967        19,530(5)          7,000          6,029(4)
James I. McMahon...........    1999      170,000     31,150        16,622(7)          9,150          4,577(4)
  President, Midwest
     Bank(6)                   1998      160,000     24,900        19,543(7)         10,000          4,615(4)
                               1997      150,000     29,462        15,920(7)          7,000          4,327(4)
Stephen M. Karaba..........    1999      130,000     28,036        11,128(8)          8,338          6,668(9)
  President, Midwest Bank      1998      120,000     20,025        12,400(8)         10,000          6,238(9)
  of McHenry County            1997      100,000     29,082         9,000(8)          7,000          4,231(9)

-------------------------
(1) Consists of directors' fees of $29,000, $31,200 and $34,150 in 1999, 1998 and 1997, respectively, and an automobile allowance of $6,171, $6,679 and $5,400 in 1999, 1998 and 1997, respectively.

(2) Consists of a matching contribution made by the Company pursuant to the Company's 401(k) Plan of $8,750, $8,500 and $8,414 in 1999, 1998 and 1997,
    respectively, and life insurance premiums paid by the Company on behalf of Mr. Woods in the amount of $3,700 and $3,658 in 1998 and 1997, respectively.

(3) Consists of directors' fees of $9,100, $9,800 and $8,850 in 1999, 1998 and 1997, respectively, and an automobile allowance of $3,477, $4,400 and $4,800 in 1999, 1998 and 1997, respectively.

(4) Consists of a matching contribution made by the Company pursuant to the Company's 401(k) Plan.

(5) Consists of directors' fees of $13,200, $13,200 and $13,900 in 1999, 1998 and 1997, respectively, and membership fees of $4,975, $5,155 and $5,630 in 1999, 1998 and 1997, respectively.

(6) Mr. McMahon resigned as President of Midwest Bank effective March 1, 2000.

(7) Consists of directors' fees of $3,600, $4,200 and $4,200 in each of 1999, 1998 and 1997, respectively, membership fees of $2,200, $2,200 and $2,885 in 1999, 1998 and 1997, respectively, and tuition reimbursement of $10,802, $13,143 and $8,835 in 1999, 1998 and 1997, respectively.

(8) Consists of directors' fees of $8,759, $8,000 and $4,200 in 1999, 1998 and 1997, respectively, and an automobile allowance of $2,378, $4,400 and $4,800 in 1999, 1998 and 1997, respectively.

(9) Consists of a matching contribution of $6,250, $5,854 and $3,611 made by the Company pursuant to the Company's 401(k) Plan in 1999, 1998 and 1997, respectively, and $418, $382 and $620 in life insurance premiums paid by the Company in 1999, 1998 and 1997, respectively.

     The information presented below summarizes certain information about the Common Stock underlying options which were granted in 1999 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS(1)
                               ---------------------------------------------------------
                                                PERCENT OF                                  POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF          TOTAL                                        ASSUMED ANNUAL RATES OF
                               SECURITIES        OPTIONS                                       STOCK PRICE APPRECIATION
                               UNDERLYING       GRANTED TO     EXERCISE OF                        FOR OPTION TERM(4)
                                 OPTION        EMPLOYEES IN    BASE PRICE     EXPIRATION    -----------------------------
           NAME                GRANTED(#)      FISCAL YEAR       ($/SH)          DATE         5%($)               10%($)
           ----                ----------      ------------    -----------    ----------      -----               ------
Robert L. Woods............          --              --              --            --            --                   --
Edward H. Sibbald..........     4,250(2)           11.7%          15.88          2009        42,458              106,803
                                5,000(3)           14.0           16.13          2009        50,720              128,550
Brad A. Luecke.............     4,038(2)           11.3           15.88          2009        40,340              101,475
                                5,000(3)           14.0           16.13          2009        50,720              128,550
James I. McMahon...........     4,150(2)           11.6           15.88          2009        41,459              104,290
                                5,000(3)           14.0           16.13          2009        50,720              128,550
Stephen M. Karaba..........     3,338(2)            9.3           15.88          2009        33,347               83,884
                                5,000(3)           14.0           16.13          2009        50,720              128,550

-------------------------
(1) No stock appreciation rights (SARs) were granted to Named Executive Officers during fiscal 1999.

(2) Options granted to non-director executive officers on January 27, 1999. These options vested immediately and are exercisable at any time prior their expiration on January 27, 2009.

(3) Options granted to non-director executive officers on April 14, 1999. These options become exercisable in cumulative annual installments of 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the grant date.

(4) The amounts set forth represent the value that would be received by the Named Executive Officer upon exercise of the option on the day before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's Common Stock of 5 percent and 10 percent, rates prescribed by applicable Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and other factors such as the general condition of the stock markets and the timing of the exercise of the options. The Company did not use an alternative formula for a potential realizable value as the Company is not aware of any formula that will determine with reasonably accuracy a present value based on future unknown or volatile factors.

     The following table summarizes the number and value of stock options relating to Common Stock that were unexercised at December 31, 1999. No stock options were exercised by the Named Executive Officers during 1999.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                      SHARES        VALUE          OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON    REALIZED           YEAR-END(#)             FISCAL YEAR-END($)(1)
              NAME                  EXERCISE(#)      ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
              ----                  -----------    --------    -------------------------    -------------------------
Robert L. Woods.................         0            0              30,000/30,000                     0/0
Edward H. Sibbald...............         0            0              16,000/21,250                28,790/11,930
Brad A. Luecke..................         0            0              17,538/18,500                45,650/17,550
James I. McMahon................         0            0              17,650/18,500                45,650/17,550
Stephen M. Karaba...............         0            0              16,838/18,500                45,650/17,550

-------------------------
(1) Options are considered "in-the-money" if the fair market value of the underlying Common Stock exceeds the exercise price of the related stock option. The value of the unexercised options at the end of fiscal 1999 is based on the closing price of $13.75 report on the Nasdaq National Market on December 31, 1999, the last trading day of fiscal 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 1999 PERIOD

     The Board of Directors is responsible for making decisions regarding executive officers' compensation, including bonuses and other benefits. The full Board also acts as the Compensation Committee for purposes of administering the Company's 1996 Stock Option Plan and determines the awards granted thereunder.

     The Board of Directors has developed a compensation program which is comprised of salary, annual cash incentive bonuses, long-term incentives in the form of stock options and other benefits typically offered to executives by corporations similar to the Company. The Board of Directors recognizes that attracting and retaining key executives is critical to the Company's long term success. The Board has set certain guidelines regarding executive officers' compensation. Each executive officer is reviewed annually, and that officer's compensation is based on that individual's contribution to the Company.

     The Board of Directors has reviewed compensation structures and other information from various sources, including, among others, The Illinois Bankers Association, SNL Securities and Sheshunoff Information Services. Although no company is an exact match, consideration was given to salaries and bonuses that are paid to executives at similar community bank holding companies. Additional considerations were the greatly increased responsibilities of running a public company, the individual's contributions to the Company and individual's experience and tenure with the Company.

     The salary of Mr. Robert L. Woods, the Company's Chief Executive Officer, was set at $325,000 for fiscal 1999, which is the same amount of salary paid to Mr. Woods in 1998 and 1997. His salary was determined based on corporate results over the past five years, plus a review of his individual performance. Mr. Woods did not receive a bonus in 1999 nor a grant of non-qualified stock options under the 1996 Stock Option Plan. In making decisions regarding CEO compensation, the Board of Directors took into account results of operations of the Company, conditions in the banking industry as a whole and Mr. Woods' long-term contributions to the Company. Mr. Woods has been with the Company for over 39 years.

     The Internal Revenue Code limits the deductions a publicly held company may take for compensation paid to its most highly paid executive officers. Typically, salaries and bonuses in excess of $1 million (excluding performance-based compensation) which are paid in one tax year cannot be deducted. The Board of Directors did not consider this section of the Internal Revenue Code when establishing compensation because current executive salaries and bonuses are well below the $1 million threshold.

                                          COMPENSATION COMMITTEE

                                          E.V. Silveri
                                          Robert L. Woods
                                          Angelo DiPaolo
                                          Daniel Nagle
                                          Joseph Rizza
                                          LeRoy Rosasco
                                          Robert D. Small
                                          Leon Wolin

EMPLOYMENT AGREEMENTS

     The Company and certain subsidiaries of the Company have entered into separate Transitional Employment Agreements with each of the Named Executive Officers and certain other officers of the Company's subsidiaries. The Transitional Employment Agreements are designed to minimize the impact of change in control transactions on the performance of key officers and executives. In the event of a "change in control" (generally, the acquisition of 50% or more of the voting power or the sale of more than 40% of the assets of the Company or the relevant subsidiary), the agreements require the Company, the relevant subsidiary or any successor, as the case may be, to continue the employment of the affected officers for either 12 or 24 months in their respective positions and at their respective salaries (including directors' fees, if any) with the right to participate in new or continuing bonus, incentive, benefit and other plans. In the event the employment of an officer is terminated by (i) the officer for any reason during the first year following the change in control (subject to the requirement that certain officers must wait 90 days following the change of control to exercise such right of termination), (ii) by an acquiror for any reason other than death, disability or cause, or (iii) due to constructive discharge (e.g., a reduction in salary or benefits, a material diminution in title, duties or responsibilities, or a significant change in hours worked or location), the acquiror is obligated to continue the affected officer's salary (including directors' fees, if any) for 12 or 24 months after the termination of employment.

1996 STOCK OPTION PLAN

     Under the Company's 1996 Stock Option Plan (the "Plan"), incentive stock options and nonqualified stock options may be granted to executives, key personnel, consultants and nonemployee directors of the Company. The incentive stock options granted under the Plan will be qualified as such under the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Plan is to offer executives, key personnel, consultants and nonemployee directors stock-based incentives in the Company, thereby giving them a stake in the Company's growth and prosperity and encouraging them to continue their services with the Company and its subsidiaries. The Plan permits the grant of options to purchase up to 500,000 shares of Common Stock. In the event of the approval by the stockholders of the amendment to the Plan presented to the stockholders at the Annual Meeting, the Plan will permit the grant of options to purchase up to 750,000 shares of Common Stock. See "Proposal 2: Amendment to Stock Option Plan." In the event of corporate changes affecting the Common Stock such as stock splits, stock dividends, reorganizations, mergers or consolidations, appropriate adjustments will be made in the number of shares for which options may thereafter be granted under the Plan and the option price and the number of shares subject to outstanding options granted pursuant to the Plan. Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted to all employees of, and consultants who provide services to, the Company or its subsidiaries. Options may be granted to employees or consultants at any time and from time to time in the sole discretion of the Board of Directors acting as the Compensation Committee. The full Board of Directors currently serves as the Compensation Committee. No employee or consultant may receive options covering more than 100,000 shares in any single fiscal year.

401(K) PLAN

     The Company maintains a 401(k) Plan, which is designed to be qualified under Section 401(k) of the Code. An employee is eligible to participate in the 401(k) Plan following attainment of the age of 21 and the completion of one year of service with the Company (1,000 hours within a twelve-month period). Under the 401(k) Plan, subject to the limitations imposed under Section 401(k) and
Section 415 of the Code, a participant is able to elect to defer not more than 15% of his or her compensation by directing the Company to contribute such amount to the 401(k) Plan on such employee's behalf. The Company may elect to make matching contributions equal to the participating employee's contribution plus 1%, subject to a maximum matching contribution of no more than 5% of the participant's salary.

     Under the 401(k) Plan, a separate account is established for each employee. Participants are 100% vested at all times in their contributions and vest in employer matching contributions in one-third increments, becoming fully vested in employer contributions after 3 years of service. Distributions from the 401(k) Plan are made upon termination of service, retirement, disability or death in a lump sum or in annual installments. LaSalle Bank acts as trustee for the 401(k) Plan. Participants in the 401(k) Plan can choose from a number of investment vehicles, including investment in the Company's Common Stock. The trustee has sole voting and investment power with respect to all shares of the Company's Common Stock held in each participant's account under the 401(k) Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors functions as the Compensation Committee for purposes of administering the Company's 1996 Stock Option Plan, and otherwise is responsible for determining the compensation of the Company's executive officers. Robert L. Woods, President and Chief Executive Officer of the Company, serves on the Board of Directors.

     Angelo DiPaolo, a Director of the Company, and five companies controlled by Mr. DiPaolo received loans and lines of credit from the Company which had an aggregate outstanding loan balance of $7.2 million as of December 31, 1999. Each loan was made in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Midwest Bank and Trust Company contracted with a general construction contractor for building a new banking center in Roselle, Illinois. A company controlled by Angelo DiPaolo was a subcontractor for the construction project. Mr. DiPaolo's company received $480,260 in payments for work performed on the construction project.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, certain officers and certain other owners to periodically file notices of changes in beneficial ownership of Common Stock with the Securities and Exchange Commission. To the best of the Company's knowledge, during 1999 all required filings were timely submitted, except as follows. During 1999, one filing representing one transaction was not timely submitted due merely to an administrative oversight by the Company on behalf of Director E.V. Silveri and Director Robert L. Woods. In addition, each of Brad A. Luecke, Edward H. Sibbald, Stephen M. Karaba and James I. McMahon failed to timely submit one filing representing two stock option grants in 1999 due to an administrative oversight in recognizing the appropriate deadline. Finally, three filings representing one transaction each were inadvertently submitted late by Director Joseph Rizza. The proper filings have subsequently been made.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Company's current policy provides that all loans made by the Company to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1999, the Company's directors and executive officers had loans outstanding, whose individual aggregate indebtedness to the Company exceeded

$60,000, totaling approximately $14.5 million in the aggregate, which represented 21.4% of total stockholders equity as of that date. Such loans were made by the Company in the ordinary course of business, were not made with favorable terms, and did not involve more than the normal risk of collectibility or present other unfavorable features.

PERFORMANCE GRAPH

     The graph below sets forth a comparison of the percentage change in the cumulative total stockholder return for the period beginning February 24, 1998 and ending December 31, 1999 for the Company's Common Stock, the Russell 2000 Index and a Peer Group, the CRSP Index for Nasdaq Bank Stocks.

                            [PERFORMANCE GRAPH]<QC>

--------------------------------------------------------------------------------------------------------------
                                            02/24/98      06/30/98      12/31/98      06/30/99      12/31/99
--------------------------------------------------------------------------------------------------------------
  Midwest Banc Holdings, Inc.                $100.00       $ 98.59       $ 85.92       $107.04       $ 77.46
--------------------------------------------------------------------------------------------------------------
  Russell 2000 Index                          100.00        100.68         92.88        100.74        111.10
--------------------------------------------------------------------------------------------------------------
  Nasdaq Bank Stocks                          100.00        103.40         99.20        102.20         95.30
--------------------------------------------------------------------------------------------------------------

                   PROPOSAL 2: AMENDMENT TO STOCK OPTION PLAN

     The Midwest Banc Holdings, Inc. 1996 Stock Option Plan, as amended (the "Plan"), permits the grant of incentive stock options and non-qualified stock options to executives, key personnel, consultants and non-employee directors of the Company and its subsidiaries. The Plan currently permits the grant of options to purchase up to 500,000 shares of Common Stock of the Company. Subject to approval by the stockholders, the Board of Directors has approved an amendment to the Plan which would increase from 500,000 to 750,000 the number of shares of Common Stock with respect to which options may be granted under the Plan. As of March 17, 2000, there were awards outstanding under the Plan which grant the right to purchase up to 461,842 shares of Common Stock of the Company. As of that same date, the closing price for the Common Stock was $15.00 as reported by the Nasdaq National Market. In order to permit the grant of additional options under the Plan, the Board of Directors believes the number of authorized shares under the Plan should be increased to 750,000. The following is a summary of the Plan as proposed to be amended. A copy of the Plan, as amended and restated, is attached as Appendix A to this Proxy Statement and should be read in its entirety. In addition to the proposed amendment, the attached copy of the Plan reflects other administrative revisions and certain amendments which were adopted by the Board of Directors in accordance with the terms of the Plan and did not require stockholder approval.

PURPOSE

     The purpose of the Plan is to allow the Company to offer executives, key personnel, consultants and non-employee directors stock-based incentives in the Company, thereby giving them a stake in the Company's growth and prosperity and encouraging them to continue their services with the Company, its subsidiaries or affiliated companies.

RESERVATION OF SHARES

     The Plan permits the grant of options to purchase up to 750,000 shares of Common Stock of the Company. Authorized but unissued shares and treasury shares may be made available for issuance under the Plan. In the event of corporate changes affecting the Common Stock such as stock splits, stock dividends, reorganizations, mergers or consolidations, appropriate adjustments will be made in the number of shares of Common Stock for which options may thereafter be granted under the Plan and the option price and the number of shares of Common Stock subject to outstanding options granted pursuant to the Plan.

ADMINISTRATION

     The Plan will be administered, construed and interpreted by either the Board of Directors of the Company, the Compensation Committee of the Board of Directors of the Company or such other committee to whom the Board may delegate this function. Consistent with the terms of the Plan, the Board or a committee will select the individuals who shall participate in the Plan, will determine the sizes, types, terms and conditions of stock options granted and establish and amend the rules and regulations for the Plan's administration.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may at any time alter, amend, suspend or terminate the Plan. Unless earlier terminated by the Board of Directors, the Plan will terminate on November 19, 2006.

ELIGIBILITY

     Incentive stock options may be granted only to employees of the Company or its subsidiaries. Nonqualified stock options may be granted to all employees and non-employee directors of the Company or its subsidiaries and consultants who provide services to the Company or its subsidiaries.

     Options may be granted to employees or consultants at any time and from time to time in the Committee's sole discretion. However, no employee or consultant may receive options covering more than 100,000 shares of the Common Stock in any single fiscal year.

OPTION PRICE AND PAYMENT OF THE OPTION PRICE

     The price to be paid for shares of Common Stock upon the exercise of each option pursuant to the Plan may not be less than the fair market value of such shares on the date on which the option is granted, as determined by the Board or a committee. The exercise price of any incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries must not be less than 110% of the fair market value of the option shares on the date of grant. The fair market value of the option shares shall be the most recent closing sales price for shares of the Common Stock as reported by the Nasdaq National Market.

     Upon exercise, the option price shall be paid either in cash or, if lawful and permitted, (a) by the exchange of a number of previously acquired shares of Common Stock of the Company with a fair market value at the time of exercise equal to the total exercise purchase price; or (b) by any other means which the Board or a committee, in its sole discretion, determines to be legal consideration for the shares and to be consistent with the Plan's purposes.

     The Plan also permits optionees who exercise options to elect to have the Company withhold a portion of the option shares purchased in order to satisfy any federal, state or local tax liability imposed on the optionee by virtue of the exercise of the option.

PERIOD OF OPTION

     Each option granted shall be effective until the termination date set forth in the written award agreement. If no date is set forth in the award agreement, each option granted under the Plan shall be effective for a period of ten years from the date of grant thereof, unless the period is reduced because of death or termination of the optionee's employment, except that any incentive stock option granted to a person owning more than 10% of the outstanding shares of Common Stock of the Company must terminate not later than five years from the date of the grant.

EXERCISE OF OPTION

     Options granted under the Plan shall be exercisable as prescribed in the award agreement. If the award agreement does not set forth times with respect to the exercisability of the options, then each option may be exercised up to 25% in the first year following the grant thereof, up to 50% in the second year, up to 75% in the third year, and after the third year up to 100%. This limitation shall not be effective in the event of the death of an optionee while in the employ of the Company or its subsidiaries. Upon termination of employment for a reason other than death, disability or for cause, the optionee may exercise any nonqualified stock option or any incentive stock option within three months of the date of termination, to the extent such optionee was otherwise entitled to exercise such options.

     The Plan provides that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which incentive stock options may be exercised for the first time by any optionee during any calendar year may not exceed $100,000.

LIMITED TRANSFERABILITY OF OPTIONS

     Options (other than incentive stock options) may not be transferred except to immediate family members, a trust for the benefit of immediate family members or a partnership of solely immediate family members so long as there is no consideration given for the transfer, the award agreement expressly permits the transfer and subsequent transfers are prohibited.

FEDERAL INCOME TAX CONSEQUENCES

     The Plan provides for the grant of incentive stock options and nonstatutory stock options. It is intended that the incentive stock options will be qualified as such under Section 422 of the Internal Revenue Code of 1986, as amended. The federal income tax consequences to the Company and the optionee arising out of the grant and exercise of incentive stock options and nonstatutory stock options and out of the subsequent sale of the shares acquired pursuant thereto are discussed below.

     An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any incentive stock option, provided that shares transferred in connection with the exercise are not disposed of by the optionee until the later of one year after the date the shares are transferred in connection with the exercise of the incentive stock option or two years after the date of grant of such option. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the per share fair market value of the Common Stock is recognized as income taxable at long-term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of incentive stock options, assuming these holding periods are met.

     In the case of the exercise of a nonqualified stock option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the per share fair market value of the Common Stock.

     In the event shares received through the exercise of an incentive stock option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a nonqualified stock option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a nonqualified stock option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes.

PLAN BENEFITS

     The following table provides certain information with respect to all grants which have been made under the Plan to specific individuals and groups of individuals, specifying the amounts granted to Named Executive Officers individually, all current directors who are not executive officers as a group, all director nominees individually, all current executive officers as a group and all employees, including current officers who are not executive officers as a group. The amount and terms of any future grants of stock options to the above individuals or groups of individuals is not determinable.

     All grants of stock options made to the officers, directors and employees of the Company reflected in the table below have an exercise price equal to the fair market value of the capital stock of the Company on the date of grant. All options have a term of 10 years.

                                 PLAN BENEFITS

NAME AND POSITION                                             TOTAL OPTION AWARDS(1)
-----------------                                             ----------------------
Robert L. Woods.............................................          60,000
  President and Chief Executive Officer
Edward H. Sibbald...........................................          43,329
  Senior Vice President and Chief Financial Officer
Brad A. Luecke..............................................          43,223
  President, Midwest Bank and Trust Company
James I. McMahon............................................          41,341
  President, Midwest Bank
Stephen M. Karaba...........................................          40,011
  President, Midwest Bank of McHenry County
Angelo DiPaolo..............................................              --
  Director Nominee
Joseph Rizza................................................              --
  Director Nominee
Leon Wolin..................................................              --
  Director Nominee
All current executive officers as a group (6 persons).......         217,519
All current directors who are not executive officers as a                 --
  group (7 persons).........................................
All employees, including current officers who are not                242,362
  executive officers, as a group............................

---------------

(1) Includes all options awarded to each specific individual or group of individuals as of March 17, 2000.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR THE AMENDMENT OF THE PLAN INCREASING THE NUMBER OF SHARES RESERVED UNDER THE PLAN.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE PLAN.

        PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Crowe, Chizek and Company LLP as independent auditors for the Company for the year ending December 31, 2000, subject to ratification of such appointment by the stockholders.

     Representatives of Crowe, Chizek and Company LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy and form of proxy relating to the 2001 Annual Meeting of Stockholders, a stockholder proposal must be received prior to November 27, 2000, by the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Any such proposal will be subject to Rule 14a-8 under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The By-laws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. Pursuant to the By-laws, only business brought by or at the direction of the Board of Directors may be conducted at an annual meeting. The By-laws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. For the 2001 Annual Meeting, the stockholder must give written advance notice to the Secretary of the Company by January 2, 2001; provided, however, that in the event the Company publicly announces or discloses less than one hundred thirty (130) days prior to the meeting that the date of the 2001 Annual Meeting is to be held on a date other than May 2, 2001, notice by the stockholder will be timely if received not later than the close of business on the tenth (10th) day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by a stockholder must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including those matters raised other than pursuant to the procedures of Rule 14a-8 under the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the United States Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

                                          By Order of the Board of Directors

                                          DANIEL NAGLE
                                          Secretary

Melrose Park, Illinois
March 29, 2000

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A

                          MIDWEST BANC HOLDINGS, INC.

                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN

                                   ARTICLE 1.

                    ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Midwest Banc Holdings, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the Midwest Banc Holdings, Inc. 1996 Stock Option Plan (hereinafter referred to as the "Plan"), as set forth in this document.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of November 19, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 PURPOSE OF THE PLAN. The purpose of this Plan is to benefit the Company and its subsidiaries and affiliated companies by enabling the Company to offer to certain present and future executives, key personnel, consultants and non-employee directors stock based incentives in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries or affiliated companies.

     1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after November 19, 2006.

                                   ARTICLE 2.

                                  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options.

     "AWARD AGREEMENT" means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Awards granted under this Plan. The Participant's acceptance of the terms of the Award Agreement shall be evidenced by his or her continued employment without written objection before any exercise or payment of the Award. If the Participant objects in writing, the grant of the Award shall be revoked.

     "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "CAUSE" shall mean, with respect to termination of a Participant's employment or directorship, the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:

     (i) In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define "cause" (or similar words) or a "cause" termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment or consulting arrangement due to the willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant's Disability), the Participant's dishonesty or theft, the Participant's violation of any obligations or duties under any employee agreement, or the Participant's gross negligence or willful misconduct; or

     (ii) In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines "cause" (or similar words) and a "cause" termination would be permitted under such agreement at that time, the termination of an employment or consulting arrangement that is or would be deemed to be for "cause" (or similar words) as defined in such agreement.

No act or failure to act on a Participant's part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     "CHANGE OF CONTROL" of the Company shall mean:

        (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

        (b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

        (c) Any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the issued and outstanding shares of voting securities of Company, other than (i) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary or (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company.

        (d) Individuals who are members of the Incumbent Board cease to constitute a majority of the Board of Directors of the Company. For this purpose, "Incumbent Board" means (i) the members of the Board of Directors of the Company on the Effective Date and (ii) any individual who becomes a member of the Board of Directors of the Company after the Effective Date, if such individual's election or nomination for election as a Director was approved by the affirmative vote of the then Incumbent Board.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

     "COMMITTEE" means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Awards.

     "COMMON STOCK" or "SHARES" means the common stock, $0.01 par value per share, of the Company.

     "COMPANY" means Midwest Banc Holdings, Inc., a Delaware corporation, as well as any successor to such entity as provided in Article 12 herein.

     "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

     "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall have the same meaning ascribed to such term under
Section 22(e)(3) of the Code.

     "EARLY RETIREMENT" means the Participant's termination of employment with the Company and all Subsidiaries (for reasons other than Cause) on or after attaining age 55 having completed five or more years of employment with the Company or Subsidiaries.

     "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section
1.1 hereof.

     "EMPLOYEE" means any employee of the Company or any Subsidiary, or any consultant who provides services to the Company or any Subsidiary; provided, that for purposes hereof, references to periods of employment or termination of employment shall be deemed, in the case of a consultant, to be references to his or her consulting arrangement with the Company or any Subsidiary.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     "FAIR MARKET VALUE" shall mean, as of any date, the fair market value of the Common Stock as determined by the Committee based upon the most recent closing sales price for Common Stock as reported by the Nasdaq National market.

     "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     "PARTICIPANT" means an individual who has outstanding an Award granted under the Plan.

     "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

     "RETIREMENT" means the Participant's termination of employment with the Company or its Subsidiaries (for reasons other than Cause) on or after the date the Participant attains age 65, or, in the case of Non-Employee Directors, shall mean the termination of his or her directorship (for reasons other than Cause) on or after attaining age 55.

     "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

                                   ARTICLE 3.
                                 ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by the Board, or by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The functions of the Committee may be exercised by the full Board.

     3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 10 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

                                   ARTICLE 4.
                 SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 SHARES AVAILABLE FOR AWARDS. The aggregate number of Shares which may be issued or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 750,000 Shares (subject to adjustment as provided in Section 4.3), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Of the aggregate number of Shares, up to all of such Shares may be issued with respect to Incentive Stock Option Awards. Upon:

     (a) a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Award; or

     (b) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout, then the number of Shares underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.

     4.2 INDIVIDUAL PARTICIPANT LIMITATIONS. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to a Participant shall be 100,000.

     4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

                                   ARTICLE 5.

                         ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company and its Subsidiaries, as determined by the Committee.

     5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

                                   ARTICLE 6.

                                 STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 100,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

     6.2 AWARD AGREEMENT. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or Nonqualified Stock Option.

     6.3 EXERCISE PRICE. Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

     (a) NONQUALIFIED STOCK OPTIONS. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than the Fair Market Value of a Share on the Grant Date.

     (b) INCENTIVE STOCK OPTIONS. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

     (c) SUBSTITUTE OPTIONS. Notwithstanding the provisions of Sections 6.3(a) and 6.3(b), in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the Exercise Price of such substitute Options.

     6.4 EXPIRATION OF OPTIONS. Subject to the provisions of Section 6.8, Options granted pursuant to this Article 6 shall expire in accordance with this
Section 6.4.

     (a) EXPIRATION DATES. Each Option granted pursuant to this Article 6 shall terminate no later than the first to occur of the following events:

        (i) The date for termination of the Option set forth in the written Award Agreement; or

        (ii)  The expiration of ten (10) years from the Grant Date; or

        (iii) The expiration of three (3) months from the date of the Participant's termination of employment for a reason other than the Participant's death, Disability, or for Cause; or

        (iv) The expiration of one (1) year from the date of the Participant's termination of employment by reason of death or Disability; or

        (v) The date of termination of employment in the event of a termination for Cause.

     (b) EFFECT OF DEATH, DISABILITY, RETIREMENT AND EARLY
         RETIREMENT.  Notwithstanding Section 6.4(a) or 6.5:

        (i) Upon the death or Disability of the Participant, each Option held by the Participant shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable thereafter until the first to occur of the dates set forth in Section 6.4(a)(i), (ii) or (iv).

        (ii) Upon Retirement, each Option held by the Participant shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable by the Participant until the earlier of the dates set forth in Section 6.4(a)(i), (ii) or (iv).

        (iii) Upon Early Retirement, each Option held by a Participant who from such Early Retirement retires and agrees to remain retired from the industry (a "sunset arrangement") shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable by the Participant until the earlier of the dates set forth in Section 6.4(a)(i),
              (ii) or (iii).

        (iv) In the event of the death of the Participant after his or her termination of employment, but prior to the expiration of his or her Options, then his or her Options shall be exercisable in full by his or her beneficiaries until the earlier of the date such Options would have expired had the Participant survived until such date or the expiration of one (1) year from the date of the Participant's termination of employment.

     (c) COMMITTEE DISCRETION. Subject to the limits of Section 6.4(a) and (b) above, the Committee, in its sole discretion shall provide in each Award Agreement when each Option expires and becomes unexercisable. In the event the Award Agreement does not set forth such provisions, then the Option evidenced thereby shall expire and become unexercisable in accordance with the provisions of Section 6.4(a) and (b) above.

     (d) In the case of Options awarded to Employees in lieu of annual cash incentive payments approved by the Board of Directors, the Committee, in its sole discretion, shall provide in each Award Agreement when each Option expires and becomes unexercisable, notwithstanding the limits of Section 6.4(a) and (b) above. In the event the Award Agreement does not set forth such provisions, then the Option evidenced thereby shall expire and become unexercisable in accordance with the provisions of Section 6.4(a) and (b) above.

     6.5 EXERCISABILITY OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion and prescribe in the Award Agreement. In the event that the Award Agreement does not set forth times with respect to the exercisability of Options, then each such Option granted to an Employee shall become exercisable on the first anniversary of the Grant Date to the extent of one-fourth (25%) of the Shares which may be purchased under the Option (rounded down to the nearest whole number), and on each of the second, third and fourth anniversary of the Grant Date to the extent of an additional one-fourth (25%) of such Shares. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. Notwithstanding the foregoing, upon a Change in Control or an event described ion Section 6.4(b)(i), (ii) or (iii), any and all Options granted under this
Article 6 shall become immediately exercisable in full.

     6.6 PAYMENT. Options shall be exercised by the Participant's delivery of a written notice of exercise to the President of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

     As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

     6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

     6.8  CERTAIN ADDITIONAL PROVISIONS FOR INCENTIVE STOCK OPTIONS.

     (a) EXERCISABILITY. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000, provided, however, that in the event that acceleration of the exercisability of an Incentive Stock Option would cause such $100,000 limitation to be exceeded, then those Incentive Stock Options up to such $100,000 limitation (determined in the order such Options were granted) shall continue to be Incentive Stock Options and the remainder shall be Nonqualified Stock Options.

     (b) TERMINATION OF EMPLOYMENT. No Incentive Stock Option may be exercised more than three (3) months after the Participant's termination of employment with the Company and all Subsidiaries for any reason other than Disability or death (in which case the Incentive Stock Option may be exercised until the expiration of one (1) year from the date of death or disability), unless (i) the Participant dies during such three-month period, in which case the Incentive Stock Option may be exercised by his or her beneficiaries until the expiration of one (1) year from the date of death, or (ii) the Award Agreement or the Committee permits later exercise, provided that if the Incentive Stock Option is not exercised within such three (3) month or one (1) year periods, whichever is applicable, then such Incentive Stock Option shall become a Nonqualified Stock Option.

     (c) EMPLOYEES ONLY. Incentive Stock Options may be granted only to individuals who are Employees (other than consultants) on the Grant Date.

     (d) EXPIRATION. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

                                   ARTICLE 7.
                            BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                   ARTICLE 8.
                                   DEFERRALS

     The Committee may permit a Participant to defer such Participant's receipt of the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option.

                                   ARTICLE 9.
                            LIMITED TRANSFERABILITY

     The Committee may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to (a) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration for any such transfer, (ii) the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Article 9, and (iii) subsequent transfers of transferred Options shall be prohibited except those in accordance with Article 7. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Article 7 hereof the term "Participant" shall be deemed to refer to the transferee. The provisions of
Article 6 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Article 6.

                                  ARTICLE 10.
                    AMENDMENT, MODIFICATION, AND TERMINATION

     10.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

     10.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                                  ARTICLE 11.
                                  WITHHOLDING

     11.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

     11.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                                  ARTICLE 12.
                                   SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

                                  ARTICLE 13.
                               LEGAL CONSTRUCTION

     13.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     13.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     13.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.4 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                          MIDWEST BANC HOLDINGS, INC.
                            501 WEST NORTH AVENUE
                            MELROSE PARK, IL 60160

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder(s) of Midwest Banc Holdings, Inc., a Delaware corporation (the "Company"), does (do) hereby constitute and appoint Londi J. Arquilla, Robert Figarelli and Kenneth Murphy, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the company to be held at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707, on May 3, 2000, at 2:00 p.m. and at any adjournment thereof, and to vote all the shares of Midwest Banc Holdings, Inc. standing in the name of undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR ALL" of the three nominees for director, "FOR" the amendment of the 1996 Stock Option Plan of the Company and "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                    (Continued and to be signed on reverse)

                          MIDWEST BANC HOLDINGS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

1. Election of three directors--for a three year term     For  Withhold  For All
   Nominees: Angelo DiPaolo, Leon Wolin and Joseph Rizza  All  All       Except
   Instructions: To withhold authority to vote for any
     individual nominee, write that nominee in the space  / /  / /         / /
     provided below.

   ------------------------------------------------------

2. Amendment of the Company's 1996 Stock Option Plan      For  Against   Abstain
   (the "Plan") to increase the number of shares of the
   Company's common stock available for awards under      / /    / /       / /
   the Plan from 500,000 to 750,000.

3. Ratification of the appointment of Crowe, Chizek and  / /    / /       / /
   Company LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.


                                             Dated: _____________________, 2000

                        Signature _____________________________________________

                        Signature if held jointly _____________________________

                        Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation's name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-------------------------------------------------------------------------------

                           /\ FOLD AND DETACH HERE /\

                            YOUR VOTE IS IMPORTANT!

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                          USING THE ENCLOSED ENVELOPE.